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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We have issued our report dated August 22, 2001 (except for note F, as to which the date is September 28, 2001), accompanying the consolidated financial statements included in the Annual Report of The Credit Store, Inc. on Form 10-K for the year ended June 30, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of The Credit Store, Inc. on Form S-8 (File No. 333-42278, filed July 26, 2000).


/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
October 15, 2001